EXHIBIT 99.1
------------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Kuhlman Corporation:

                  We have audited the accompanying consolidated balance sheets of Kuhlman Corporation (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kuhlman Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




                                              /s/ Arthur Andersen LLP
                                              ----------------------------------
                                              Arthur Andersen LLP

Louisville, Kentucky
February 2, 1998

                        CONSOLIDATED STATEMENTS OF INCOME
                      KUHLMAN CORPORATION AND SUBSIDIARIES


FOR THE YEARS ENDED DECEMBER 31,                                      1997                 1996                 1995
------------------------------------------------------------- --------------------- -------------------- --------------------
In thousands, except per share amounts
Net sales                                                      $    643,440          $    456,465         $    425,384
Cost of goods sold                                                  495,220               355,530              341,277
------------------------------------------------------------- --------------------- -------------------- --------------------
       Gross profit                                                 148,220               100,935               84,107
------------------------------------------------------------- --------------------- -------------------- --------------------
Operating expenses:
Selling, engineering, general and administrative expenses            88,068                60,755               53,610
Intangible amortization                                               3,004                 1,769                1,336
------------------------------------------------------------- --------------------- -------------------- --------------------
       Total operating expenses                                      91,072                62,524               54,946
------------------------------------------------------------- --------------------- -------------------- --------------------

           OPERATING PROFIT                                          57,148                38,411               29,161

Other income (expense):
Interest expense, net                                                (8,637)               (6,981)              (7,066)
Merger expenses                                                          --                    --               (4,510)
Other, net                                                           (2,009)               (2,087)                 493
------------------------------------------------------------- --------------------- -------------------- --------------------
Total other income (expense), net                                   (10,646)               (9,068)             (11,083)
------------------------------------------------------------- --------------------- -------------------- --------------------
Income before taxes and extraordinary item                           46,502                29,343               18,078
Taxes on income                                                      18,573                12,007                8,034
------------------------------------------------------------- --------------------- -------------------- --------------------
Income before extraordinary item                                     27,929                17,336               10,044
Extraordinary item (net of tax effect of $1,175)                         --                    --               (1,861)
------------------------------------------------------------- --------------------- -------------------- --------------------
       NET INCOME                                              $     27,929          $     17,336         $      8,183
============================================================= ===================== ==================== ====================

PER SHARE AMOUNTS:
       Basic:
           Income before extraordinary item                    $       1.84          $       1.29         $       0.76
           Extraordinary item                                            --                    --                (0.14)
------------------------------------------------------------- --------------------- -------------------- --------------------
           NET INCOME                                          $       1.84          $       1.29         $       0.62
============================================================= ===================== ==================== ====================
       Diluted:
           Income before extraordinary item                    $       1.75          $       1.25         $       0.75
           Extraordinary item, net of tax                                --                    --                (0.14)
------------------------------------------------------------- --------------------- -------------------- --------------------
           NET INCOME                                          $       1.75          $       1.25         $       0.61
============================================================= ===================== ==================== ====================

Average shares outstanding
       Basic                                                         15,160                13,389               13,178
       Diluted                                                       15,929                13,858               13,475

The Notes to Consolidated Financial Statements should be read in conjunction with these statements.

                                            CONSOLIDATED BALANCE SHEETS
                                       KUHLMAN CORPORATION AND SUBSIDIARIES

DECEMBER 31,                                                                               1997         1996
-------------------------------------------------------------------------------------- ------------- ------------
In thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                              $    6,529    $    2,209
Accounts receivable, less reserves of $3,726 and $2,344 at December 31, 1997 and
   1996, respectively                                                                     104,190        70,079
Inventories                                                                                71,282        52,530
Deferred income taxes                                                                      13,540         7,810
Prepaid expenses and other current assets                                                   4,726         3,502
-------------------------------------------------------------------------------------- ------------- ------------
   Total current assets                                                                   200,267       136,130
-------------------------------------------------------------------------------------- ------------- ------------
Plant and equipment
Land                                                                                        4,130         3,075
Buildings and leasehold improvements                                                       47,744        39,138
Machinery, fixtures and equipment                                                         173,300       122,655
Construction in progress                                                                    5,720         2,825
-------------------------------------------------------------------------------------- ------------- ------------
                                                                                          230,894       167,693
Less - accumulated depreciation and amortization                                         (105,368)      (89,829)
-------------------------------------------------------------------------------------- ------------- ------------
   Plant and equipment - net                                                              125,526        77,864
-------------------------------------------------------------------------------------- ------------- ------------
Intangible assets, net of amortization of $7,445 and $4,441 at December 31, 1997 and
   1996, respectively                                                                     123,616        58,326
-------------------------------------------------------------------------------------- ------------- ------------
Other assets                                                                               11,909         5,096
-------------------------------------------------------------------------------------- ------------- ------------
                                                                                       $  461,318    $  277,416
====================================================================================== ============= ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long-term debt                                                      $    1,475    $    2,295
Accounts payable                                                                           50,913        35,410
Accrued liabilities                                                                        87,814        43,833
-------------------------------------------------------------------------------------- ------------- ------------
   Total current liabilities                                                              140,202        81,538
-------------------------------------------------------------------------------------- ------------- ------------
Long-term debt                                                                            116,257        92,302
-------------------------------------------------------------------------------------- ------------- ------------
Accrued postretirement benefits                                                            19,573         8,859
-------------------------------------------------------------------------------------- ------------- ------------
Other long-term liabilities                                                                10,833         3,143
-------------------------------------------------------------------------------------- ------------- ------------
   Total liabilities                                                                      286,865       185,842
-------------------------------------------------------------------------------------- ------------- ------------
Shareholders' equity
Preferred stock, par value $1.00, 2,000 shares authorized, none issued; junior
   participating preferred stock, Series A, no par value, 200 shares authorized,               --            --
   none issued
Common stock, par value $1.00, 20,000 shares authorized, 16,601 and 13,803 shares
   issued at December 31, 1997 and 1996, respectively                                      16,601        13,803
Additional paid-in capital                                                                103,543        32,749
Retained earnings                                                                          57,777        47,272
Foreign currency translation adjustments                                                   (1,364)         (640)
Minimum pension liability                                                                  (1,184)         (690)
-------------------------------------------------------------------------------------- ------------- ------------
                                                                                          175,373        92,494
Less -- treasury stock at cost (72 shares in 1997 and 1996)                                  (920)         (920)
-------------------------------------------------------------------------------------- ------------- ------------
   Total shareholders' equity                                                             174,453        91,574
-------------------------------------------------------------------------------------- ------------- ------------
                                                                                       $  461,318    $  277,416
====================================================================================== ============= ============

The Notes to Consolidated Financial Statements should be read in conjunction with these balance sheets.

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       KUHLMAN CORPORATION AND SUBSIDIARIES

FOR THE YEARS ENDED DECEMBER 31,                                                       1997          1996          1995
---------------------------------------------------------------------------------- ------------- ------------- -------------
In thousands

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                      $   27,929    $   17,336    $    8,183
   Adjustments to reconcile net income to net cash provided by operating activities:
          Extraordinary item, net                                                          --            --         1,861
          Merger expenses                                                                  --            --         4,510
          Depreciation and amortization                                                19,916        12,470        11,320
          Deferred income taxes                                                        (1,100)          (25)        3,501
          Provision for losses on accounts receivable                                     472           685         1,211
          Non-cash charges and other, net                                               2,794          (217)           67
          Changes in operating assets and liabilities: (1)
              Accounts receivable                                                      (4,976)       (4,780)         (885)
              Inventories                                                              (1,765)       (1,300)       (2,057)
              Prepaid expenses and other current assets                                   (87)          274         2,240
              Accounts payable                                                          2,266         3,915         1,049
              Accrued liabilities                                                       9,203         9,325        (2,869)
---------------------------------------------------------------------------------- ------------- ------------- -------------
                Net cash provided by operating activities                              54,652        37,683        28,131
================================================================================== ============= ============= =============
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                               (19,966)      (10,980)      (15,200)
   Acquisition of businesses, net of cash acquired                                   (104,744)      (39,863)           --
   Proceeds from sales of assets                                                          437           126         7,248
---------------------------------------------------------------------------------- ------------- ------------- -------------
                Net cash used for investing activities                               (124,273)      (50,717)       (7,952)
================================================================================== ============= ============= =============
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net change in revolving loan facility                                              (67,016)      (21,572)       (4,160)
   Proceeds from issuance of long-term debt                                            90,000        39,439        25,016
   Repayment of long-term debt                                                         (1,939)       (1,850)      (32,108)
   Dividends paid                                                                      (8,676)       (7,967)       (5,814)
   Stock options exercised                                                              2,561         2,000           933
   Cash proceeds from stock issuance                                                   68,187         4,905            --
   Redemption of warrants                                                              (9,139)           --            --
   Repurchase of common stock                                                              --            --          (920)
   Payments for merger and related expenses                                                --            --        (5,612)
   Other                                                                                  (12)         (534)          (23)
---------------------------------------------------------------------------------- ------------- ------------- -------------
                Net cash provided by (used for) financing activities                   73,966        14,421       (22,688)
================================================================================== ============= ============= =============
Effect of exchange rate changes on cash and cash equivalents                              (25)          241            54
---------------------------------------------------------------------------------- ------------- ------------- -------------
Increase (decrease) in cash and cash equivalents                                        4,320         1,628        (2,455)
Cash and cash equivalents, beginning of year                                            2,209           581         3,036
---------------------------------------------------------------------------------- ------------- ------------- -------------
                Cash and cash equivalents, end of year                             $    6,529    $    2,209    $      581
================================================================================== ============= ============= =============

(1)  Net of the effects of acquisitions and foreign currency translation, where applicable.  See Note 9 for information on non-cash investing and financing activities.

The Notes to Consolidated Financial Statements should be read in conjunction with these statements.

                                  CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                       KUHLMAN CORPORATION AND SUBSIDIARIES

                                                                          FOREIGN
FOR THE YEARS ENDED                             ADDITIONAL                CURRENCY    MINIMUM
DECEMBER 31, 1997, 1996    COMMON    COMMON       PAID-IN    RETAINED   TRANSLATION   PENSION    TREASURY
AND 1995                   SHARES(1)   STOCK      CAPITAL    EARNINGS    ADJUSTMENT   LIABILITY    STOCK     TOTAL
========================== ========= ========== ============ ========== ============= ========== ========== ========
in thousands
-------------------------- --------- ---------- ------------ ---------- ------------- ---------- ---------- --------
Balance - December 31,       13,100   $13,100    $25,300      $36,672     $(1,813)      $ (43)        --    $73,216
1994
-------------------------- --------- ---------- ------------ ---------- ------------- ---------- ---------- --------
Net income                       --        --         --        8,183          --          --         --      8,183
Cash dividends declared                                        (6,867)
  ($0.60 per share) (2)          --        --         --                       --          --         --     (6,867)
Exercise of stock options       127       127        806           --          --          --         --        933
Issuance of common stock         16        16        176           --          --          --         --        192
Repurchase of common            (72)       --         --           --          --          --       (920)      (920)
  stock
Minimum pension liability        --        --         --           --          --        (339)        --       (339)
Currency translation
  adjustment                     --        --         --           --         (98)         --         --        (98)
Other                            (3)       (3)       (65)          --          --          --                   (68)
-------------------------- --------- ---------- ------------ ---------- ------------- ---------- ---------- --------
Balance - December 31,       13,168   $13,240    $26,217      $37,988     $(1,911)      $(382)     $(920)   $74,232
1995
-------------------------- --------- ---------- ------------ ---------- ------------- ---------- ---------- --------
Net income                       --        --         --       17,336          --          --         --     17,336
Cash dividends declared
  ($0.60 per share)              --        --         --       (8,052)         --          --         --     (8,052)
Exercise of stock options       223       223      1,777           --          --          --         --      2,000
Issuance of common              340       340      4,755           --          --          --         --      5,095
  stock(3)
Minimum pension liability        --        --         --           --          --        (308)        --       (308)
Currency translation
  adjustment                     --        --         --           --       1,271          --         --      1,271
-------------------------- --------- ---------- ------------ ---------- ------------- ---------- ---------- --------
Balance - December 31,       13,731   $13,803    $32,749      $47,272      $ (640)      $(690)     $(920)   $91,574
  1996
-------------------------- --------- ---------- ------------ ---------- ------------- ---------- ---------- --------
Net income                       --        --         --       27,929          --          --         --     27,929
Cash dividends declared
  ($.060 per share)              --        --         --       (9,095)         --          --         --     (9,095)
Issuance of common            2,638     2,638     69,203           --          --          --         --     71,841
  stock(4)
Exercise of stock options       160       160      2,401           --          --          --         --      2,561
Redemption of warrants           --        --       (810)      (8,329)         --          --         --
                                                                                                             (9,139)
Minimum pension liability        --        --         --           --          --        (494)        --       (494)
Currency translation
  adjustment                     --        --         --           --        (724)         --         --       (724)
-------------------------- --------- ---------- ------------ ---------- ------------- ---------- ---------- --------
BALANCE - DECEMBER 31,       16,529   $16,601   $103,543      $57,777     $(1,364)    $(1,184)     $(920)  $174,453
  1997
-------------------------- --------- ---------- ------------ ---------- ------------- ---------- ---------- --------

(1) Common shares outstanding exclude 72 treasury shares in 1997, 1996 and 1995, respectively.
(2) Dividends per share have not been restated to reflect the Schwitzer merger.
(3) Includes $4,905 associated with the acquisition of Web Wire Products, Inc.
(4) Includes $68,187, net of expenses, associated with the Company's stock offering and $3,510 of stock issued under the
    Company's Long-Term Incentive Plan.

The Notes to Consolidated Financial Statements should be read in conjunction with these statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES
-------------------------------------------------------

PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

The consolidated financial statements include the accounts of Kuhlman Corporation and all majority owned subsidiaries (the "Company"). Investments of 50% or less in affiliated companies are accounted for under the equity method. All significant intercompany transactions have been eliminated. The consolidated statements of income include the results of acquired businesses accounted for under the purchase method of accounting from the date of acquisition. Further information pertaining to the acquisitions is presented in Note 3, "Acquisitions and Divestiture."

On May 31, 1995, the Company merged Schwitzer, Inc. ("Schwitzer") with a wholly-owned subsidiary of the Company. The merger was accounted for as a pooling of interests. The consolidated financial statements for all periods prior to the merger have been restated to present the results of operations of both companies as if the merger had been in effect for all periods presented. The consolidated statements of shareholders' equity reflect the accounts of the Company as if the additional common stock had been issued during all periods presented. Further information pertaining to the merger is presented in Note 2, "Merger."

Certain amounts in the Company's 1996 and 1995 financial statements have been reclassified to conform with the 1997 presentation.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates as changes in estimates do and will continue to occur due to changes in available relevant data and consummation of the events and transactions.

REVENUE RECOGNITION

The Company recognizes sales of its products when the products are shipped to customers.

CASH AND CASH EQUIVALENTS

The Company considers short-term investments with an original maturity of three months or less to be cash equivalents, which are reflected at their approximate fair value.

INVENTORIES

Inventories are stated at the lower of cost or market and are determined by either the last-in, first-out (LIFO) or first-in, first-out (FIFO) method for domestic inventories. Inventories of foreign operations are determined principally by the first-in, first-out (FIFO) method. Approximately 70% and 62% of the inventories at December 31, 1997 and 1996, respectively, were determined using the LIFO method. Inventory costs include material, labor and manufacturing overhead.

PLANT AND EQUIPMENT

Plant and equipment are carried at cost and are depreciated over their estimated useful lives, ranging from 3 to 40 years, using principally the straight-line method for financial reporting purposes and accelerated methods for tax reporting purposes. Plant and equipment obtained through the acquisition of a company are recorded at estimated fair value as of the date of acquisition. All additions subsequent to the acquisition date are recorded at cost.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

INTANGIBLE ASSETS

Intangible assets consist primarily of goodwill related to the acquisition of businesses. Goodwill is being amortized on a straight-line basis over a period not to exceed forty years. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related operation's undiscounted cash flows over the remaining life of goodwill in measuring whether or not the goodwill is recoverable. Other intangible assets are amortized to expense using the straight-line method over three to six years.

LONG-LIVED ASSETS

On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"). The new standard, under certain circumstances, requires the business to recognize an impairment. SFAS No. 121 requires that an impairment for long-lived assets and long-lived assets to be disposed of be based on the fair value of the asset or the fair value less the cost to sell, respectively. Application of this standard did not impact the financial position or results of operations of the Company during any of the periods presented.

ENGINEERING

Engineering expenses include activities associated with product development, the application of products to specific customer needs, and ongoing efforts to refine and enhance existing products. These costs are expensed as incurred and totaled approximately $11,733,000, $7,009,000 and $6,745,000 in 1997, 1996 and
1995, respectively.

ENVIRONMENTAL REMEDIATION
AND COMPLIANCE

Environmental liabilities for remediation costs are accrued based on estimates of known environmental remediation exposures. The measurement of environmental liabilities is based on an evaluation of currently available facts with respect to each individual site and considers factors such as existing technology, presently enacted laws and regulations, and prior experience in remediation of contaminated sites. Liabilities are recognized for remedial activities, including direct and indirect costs, when they can be reasonably estimated. Environmental compliance costs, which include maintenance and operating costs with respect to pollution control equipment, cost of ongoing monitoring programs and similar costs, are expensed as incurred. Environmental costs are capitalized if the costs increase the value of the property and/or mitigate or prevent contamination from future operations.

FOREIGN CURRENCY TRANSLATION

The Company has foreign subsidiaries located in the United Kingdom ("U.K."), Wales and Brazil. Financial data of the U.K. and Wales subsidiaries are translated into U.S. dollars at current exchange rates and translation adjustments are accumulated as a separate component of shareholders' equity. Foreign currency transaction gains and losses for these subsidiaries are credited or charged to income as they occur. The Brazilian subsidiary operated in a hyperinflationary economy for all periods presented. Accordingly, financial data stated in Brazilian currencies are remeasured into U.S. dollars at both current (monetary items) and approximated historical (non-monetary items) exchange rates and the resulting transaction adjustments are charged or credited to income. These charges were not significant for the periods shown.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

FINANCIAL INSTRUMENTS
AND HEDGING

Certain financial instruments are used to hedge risk caused by fluctuating commodity prices, foreign currencies and interest rates. The Company enters into futures or option contracts to hedge price fluctuations for commodities used in the manufacture of its products and in currencies to hedge certain import or export transactions. The terms of the contracts are consistent with the terms of the underlying transaction they are designed to hedge. As a result, gains or losses on the transactions included in the Company's results of operations offset losses and gains of the underling transactions being hedged.

In addition, the Company uses interest rate swap agreements to manage interest costs and risks associated with changing interest rates. The differential to be paid or received under these agreements is accrued as interest rates change and is recognized in interest expense consistent with the terms of the agreements. The counterparty to each interest rate swap agreement is a major financial institution. The possibility of credit loss from counterparty non-performance is remote and not anticipated.

STOCK BASED COMPENSATION

During 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"). The Company has applied APB Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans, and has adopted the disclosure option related to SFAS No. 123. See Note 13, "Stock Based Compensation Plans," for related disclosures.

PER SHARE INFORMATION

In March 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). The Company's historical earnings per share have been adjusted to comply with the disclosure requirements of SFAS No. 128. Under the provisions of SFAS No. 128, basic earnings per share are computed by dividing net income by the weighted average shares outstanding for the period. Diluted earnings per share includes the dilutive effects of common stock equivalents, including options and warrants, in the weighted average shares outstanding. Dilutive shares used in the per share calculation in 1997, 1996 and 1995 included approximately 769,000, 469,000 and 297,000 shares, respectively, resulting from the dilutive effects of common stock equivalents.

NOTE 2.  MERGER
-------------------------------------------------------

On May 31, 1995, the Company merged Schwitzer, a New York Stock Exchange listed company, with a wholly-owned subsidiary of the Company. The merger was accounted for under the pooling of interests method of accounting. As provided for in the merger agreement, each share of Schwitzer common stock was converted into 0.9615 share of the Company's common stock, resulting in the Company issuing approximately 6,980,000 shares of stock. Transaction expenses and other charges related to the merger totaled approximately $5,600,000 net of tax ($0.43 per share), including $1,861,000 related to refinancing of substantially all of Schwitzer's domestic debt ("Merger expenses").

NOTE 3.  ACQUISITIONS AND DIVESTITURE
-------------------------------------------------------

ACQUISITION OF KYSOR TRANSPORTATION PRODUCTS GROUP

On March 10, 1997, the Company purchased certain assets and assumed certain liabilities of the Transportation Products Group ("Kysor") of Kysor Industrial Corporation, a Michigan

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

Corporation traded on the New York Stock Exchange. The purchase price for Kysor was $86,000,000 in cash plus the assumption of approximately $722,000 of debt. The purchase of Kysor was financed from borrowings under the Company's existing credit facilities.

The transaction is being accounted for as a purchase, and the goodwill associates with the transaction is being amortized over 40 years. The purchase price has been allocated to the assets based on their estimated fair market value. The excess of the purchase price over the fair value of assets is approximately $52,909,000. The results of operations for Kysor are included in the consolidated financial statements of the Company from the date of acquisition.

The following unaudited pro forma information for the Company for the periods shown below gives effect to the Kysor acquisition as if it had occurred as of the beginning of each period.

                                       YEAR ENDED
IN THOUSANDS, EXCEPT                  DECEMBER 31,
PER SHARE DATA                     1997         1996
--------------------------------------------------------
Net sales                       $670,249     $592,619
Net income                      $ 28,747     $ 20,771
Diluted per share amounts:
  Net Income                    $   1.80     $   1.50

The unaudited pro forma information assumes the acquisition of the net assets at the beginning of the periods presented and accordingly includes adjustments for goodwill amortization, interest expense, certain administrative costs and income taxes. The unaudited pro forma financial data is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition of Kysor been consummated at the beginning of the periods presented.

ACQUISITION OF
SNYDER TANK CORPORATION

On November 14, 1997, a subsidiary of the Company acquired all of the outstanding stock of Snyder Tank Corp. ("Snyder Tank") for approximately
$20,000,000 in cash plus the assumption of approximately $1,200,000 of debt. Snyder is a manufacturer of steel and aluminum fuel and air tanks for medium and heavy duty trucks, and metal tanks for liquefied natural gas fuel systems. Net sales of Snyder Tank for their fiscal year ended August 31, 1997 were approximately $45,700,000. The impact on operations of this acquisition was not significant for any of the periods presented and, therefore, pro forma amounts are not presented giving effect to the transaction.

ACQUISITION OF WEB WIRE

On October 8, 1996, a subsidiary of the Company acquired substantially all of the assets of Web Wire Products, Inc. ("Web Wire") in exchange for approximately 329,000 shares of the Company's common stock. Web Wire is a manufacturer of battery cables, ignition wire sets and related accessories for the automotive aftermarket. Net sales of Web Wire for the twelve months ended December 31, 1996 were approximately $6,300,000. The impact on operations of this acquisition was not significant for any of the periods presented and, therefore, pro forma amounts were not presented giving effect to the transaction.

ACQUISITION OF COMMUNICATION CABLE, INC.

On February 16, 1996, the Company, through a wholly-owned subsidiary, completed a tender offer for the outstanding shares of Communication Cable, Inc. ("CCI"), a North Carolina corporation, at $14.00 per share in cash. The purchase of the tendered shares, which was consummated on February 21, 1996, along with subsequent actions resulted in CCI

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

becoming a wholly-owned subsidiary of the Company as of June 28, 1996. The aggregate total cost of the acquisition of the outstanding shares of CCI, which was primarily funded through bank debt, was approximately $43,800,000. CCI engineers, designs and manufactures a wide variety of low voltage electronic wire and cable products. The impact on operations for the period January 1 through February 20, 1996 was not significant and, therefore, pro forma amounts were not presented giving effect to the transaction for that period.

The transaction has been accounted for as a purchase and the excess purchase price over the fair market value of the assets is being amortized over 40 years. The results of operations of CCI are included in the consolidated financial statements of the Company subsequent to February 21, 1996.

DIVESTITURE OF NEHRING

In the fourth quarter of 1995,  Coleman Cable Systems,  Inc.  ("Coleman  Cable")
sold the net assets of its subsidiary, Nehring Electrical Works Company ("Nehring"), for approximately book value. Coleman Cable received approximately $6,509,000 in cash plus a $1,500,000 note for the net assets of Nehring. In 1995, Nehring had sales of approximately $41,800,000, minimal operating earnings, and total assets of approximately $10,500,000.

NOTE 4.  DEBT
-------------------------------------------------------

On June 30, 1997, the Company amended its primary credit facilities with its banks in order to, among others, enhance its financial flexibility, lower its cost of borrowed funds and extend its facility for funding future acquisitions. The Company's revolving credit facility, which was increased to $165,000,000 from $125,000,000, is used for general corporate purposes and is due on June 30, 2002. In addition, the Company's 364-day, $125,000,000 facility, which was established primarily to fund future acquisitions, was extended to June 29, 1998, and amounts drawn under this facility, if any, would convert to a four-year term loan with payments commencing on October 1, 1998 with equal quarterly installments. There were no borrowings at December 31, 1997 under the 364-day facility. Interest rates on amounts borrowed under each facility are based principally on the London Inter-Bank Offered Rate (LIBOR) plus an applicable margin factor. The Company also pays a commitment fee on the unused portion of each facility. The margin factor and the commitment fee rate are determined based on the Company's leverage ratio (as defined in the credit facility agreements). The Company's credit facilities are subject to various covenants, including financial covenants, relating to minimum levels of net worth, interest coverage and the leverage ratio. The Company was free of any material restrictions as to the payment of dividends as of December 31, 1997. The average interest rate as of December 31, 1997 under the Company's primary credit facilities was 6.3%.

At December 31, 1997, the Company had unused availability under its domestic and foreign revolving credit facilities of approximately $59,786,000, excluding the 364-day facility.

At December 31, 1997 and 1996, long-term debt consisted of the following:

IN THOUSANDS                         1997        1996
---------------------------------------------------------
Variable rate notes supported      $111,500       $87,500
  by revolving credit agreement
  with banks
Miscellaneous other log-term          6,232         7,097
  debt, annual interest rates
  up to 18%, payable through
  2011
---------------------------------------------------------
                                    117,732        94,597
---------------------------------------------------------
Less -- current portion              (1,475)       (2,295)
---------------------------------------------------------
                                   $116,257       $92,302
---------------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

The minimum scheduled principal payments on long-term debt outstanding at December 31, 1997 are as follows:

In thousands
--------------------------------------------------------
1998                                         $  1,475
1999                                            1,105
2000                                              740
2001                                              445
2002                                          111,720
Thereafter                                      2,247
--------------------------------------------------------
Total minimum scheduled principal payments   $117,732
--------------------------------------------------------

NOTE 5.  INVENTORIES
-------------------------------------------------------

Inventories at December 31, 1997 and 1996 consisted of the following:

In thousands                         1997       1996
--------------------------------------------------------
FIFO cost:
Raw materials                        $32,904    $24,648
Work-in-progress                      17,270      9,790
Finished products                     21,662     19,440
--------------------------------------------------------
                                      71,836     53,878
Excess of FIFO over LIFO cost           (554)    (1,348)
--------------------------------------------------------
                                     $71,282    $52,530
--------------------------------------------------------

NOTE 6.  ACCRUED LIABILITIES
--------------------------------------------------------

Accrued liabilities at December 31, 1997 and 1996 consisted of the following:

In thousands                          1997       1996
--------------------------------------------------------
Salaries, wages and employee        $31,513     $19,791
  benefits
Product related accruals             17,075       7,720
Accrued income taxes                  7,443       3,173
Workers compensation                  5,856       2,100
Dividends payable                     2,479       2,060
Other                                23,438       8,989
--------------------------------------------------------
                                    $87,814     $43,833
--------------------------------------------------------

NOTE 7.  EMPLOYEE BENEFIT PLANS
--------------------------------------------------------

EMPLOYEE RETIREMENT PLANS

The Company has various employee retirement plans which provide pension benefits to substantially all of its employees. Defined benefit plans provide benefits of stated amounts based on an employee's years of service and, for certain plans, compensation for a specified period of time before retirement.

The total expense under these plans amounted to approximately $2,004,000, $1,767,000 and $1,556,000 in 1997, 1996 and 1995, respectively. Pension expense for the defined benefit plans in 1997, 1996 and 1995 is comprised of the following elements:

In thousands                  1997      1996      1995
--------------------------------------------------------
Current service cost        $ 2,798    $1,803   $ 1,576
Interest on projected
  benefit obligations         3,939      2,167    2,008
Return on assets             (6,363)    (3,322)  (3,151)
Net amortization and          1,630      1,119    1,123
  deferral
--------------------------------------------------------
                            $ 2,004    $1,767   $ 1,556
--------------------------------------------------------

The Company's funding policy is to make annual contributions required by applicable regulations, which may, from time to time, exceed the Internal Revenue Service deductibility limits by immaterial amounts. The Company annually contributes to its defined benefit plans based on actuarially determined amounts to provide the plans with sufficient assets to meet future benefit payments requirements. Plan assets consist substantially of investments in pooled funds which are comprised primarily of equity securities, U.S. Government securities, corporate bonds and investments in short-term investment funds.

The following table summarizes the funded status of the Company's defined benefit pension plans and the related amounts recognized in the Company's consolidated balance sheets as of December 31, 1997 and 1996:

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

                         1997                  1996
 ------------------------------------------------------------
                   ASSETS    ACCUMULAT   ASSETS   ACCUMULATED
                   EXCEED    BENEFITS    EXCEED   BENEFITS
                 ACCUMULATED  EXCEED   ACCUMULATED  EXCEED
  In thousands     BENEFITS   ASSETS     BENEFITS  ASSETS
 ------------------------------------------------------------
 Actuarial present
  value of benefit
  obligations:
  Vested            $39,651    $7,747    $19,115    $3,839
  Non-vested          5,372        51      1,760       817
 ------------------------------------------------------------
 Accumulated
  benefit
  obligations        45,023     7,798     20,875     4,656
 Effects of
  salary
  progression        12,193        --      6,963        --
 ------------------------------------------------------------
 Projected
  benefit
  obligations        57,216     7,798     27,838     4,656
 Plan assets at
  fair value         63,861     6,211     26,599     3,276
 ------------------------------------------------------------
 Plan assets over
  (under)
  projected
  benefit
  obligations         6,645    (1,587)    (1,239)   (1,380)
 Unrecognized
  transition
  (asset)
  liability             932      (210)      (124)      (66)
 Unrecognized net
  (gain) or loss     (1,342)    2,045      1,895     1,161
 Unrecognized
  prior service
  cost                 (348)      925        599       510
 Adjustment to
  recognize
  minimum
  liability(1)           --    (1,815)        --    (1,145)
 ------------------------------------------------------------
 (Accrued)
  prepaid pension    $5,887    $ (642)    $1,131    $ (920)
  expense
 ------------------------------------------------------------
(1)      Net of the associated intangible asset.


The assumptions used as of December 31, 1997, 1996 and 1995 in determining pension expense and funded status information shown above are as follows:

                                   1997     1996     1995
-------------------------------------------------------------
Discount rate                       7.2%     7.5%     7.5%
Rate of salary progression          4.2%     4.2%     4.2%
Long-term rate of return on         9.7%     9.7%     9.7%
   assets

In addition to providing pension benefits, the Company and certain operating subsidiaries provide savings plans for management and other employees. The plans provide for matching contributions based on the terms of such plans to the accounts of plan participants. The Company and its operating subsidiaries expensed approximately $1,472,000, $831,000 and $664,000 in the years ended December 31, 1997, 1996 and 1995, respectively, related to these savings plans.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

The Company charges the cost of postretirement benefits other than pensions to earnings during the active service period of its employees.

Net periodic postretirement benefit cost for 1997, 1996 and 1995 included the following components:

In thousands                 1997       1996      1995
----------------------------------------------------------
Service cost - benefits
  attributed to service
  during the period         $  264     $  126    $   80
Interest cost on
  accumulated
  postretirement benefit
  obligation                 1,466        929       968
Net deferral and
  amortization                  86        133        26
----------------------------------------------------------
Net periodic
  postretirement benefit
  cost                      $1,816     $1,188    $1,074
----------------------------------------------------------

The amounts recognized in the Company's consolidated balance sheet at December 31, 1997 and 1996 were as follows:

In thousands                           1997       1996
----------------------------------------------------------
Accumulated postretirement benefit
  obligation:
     Retirees                         $17,920    $10,492
     Fully eligible active plan
       participants                     1,315        446
---------------------------------------------------------
     Fully eligible                    19,235     10,938
     Other active plan participants     4,043      1,215
---------------------------------------------------------
Accumulated benefit obligation         23,278     12,153
Unrecognized net loss                  (1,802)    (1,877)
---------------------------------------------------------
Postretirement liability
  recognized in financial
  statements                           21,476     10,276
Less current portion                   (1,903)    (1,417)
---------------------------------------------------------
                                      $19,573    $ 8,859
---------------------------------------------------------

The accumulated postretirement obligation was determined using a discount rate of approximately 7.2%. An increase of approximately 9% in per capita claims cost was assumed for 1997. The assumption provides for this rate to decline

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

by approximately 1% per year through 2000 and then remain constant at 5.5% in 2001 and thereafter.

A 1% increase in the health care cost trend rate would increase the estimated accumulated post-retirement benefit obligation as of December 31, 1997 by approximately $1,007,000. The impact on net periodic cost is minimal. The Company's postretirement benefit plans are unfunded.

NOTE 8. INCOME TAXES
-------------------------------------------------------

Income before taxes and extraordinary item was as follows:

In thousands                  1997       1996      1995
----------------------------------------------------------
Domestic                     $38,681    $26,190   $13,270
Foreign                        7,821      3,153     4,808
----------------------------------------------------------
                             $46,502    $29,343   $18,078
----------------------------------------------------------

The provision for income taxes consisted of the following:

In thousands             1997        1996         1995
----------------------------------------------------------
Current:
  Federal              $15,173     $ 9,380      $3,784
  State                  1,928       1,732         630
  Foreign                2,495       1,252       1,680
----------------------------------------------------------
                       $19,596     $12,364      $6,094
----------------------------------------------------------
Deferred:
  Federal              $  (906)    $  (439)     $1,738
  State                   (106)       (136)        204
  Foreign                  (11)        218          (2)
----------------------------------------------------------
                       $(1,023)    $  (357)     $1,940
----------------------------------------------------------
Total                  $18,573     $12,007      $8,034
----------------------------------------------------------

The provision for income taxes includes Federal, state and foreign income taxes currently payable and those deferred or prepaid because of temporary differences between financial statement and tax bases of assets and liabilities. The Company records income taxes under the liability method. Under this method, deferred income taxes are recognized for the estimated future tax effects of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The significant components of the provision (benefit) for deferred income taxes, resulting from differences in the timing of recognition of income and expenses for income tax and financial reporting purposes, consist of the following:

In thousands                 1997       1996      1995
----------------------------------------------------------
Net operating loss
  carryforwards            $   177     $  177    $   425
Restructuring costs            --         --        (326)
Depreciation                   330        304         47
Employee compensation
  and benefits              (2,408)    (1,025)       566
Postretirement
  benefits                      80        (53)       217
Other                          798        240      1,011
----------------------------------------------------------
Total                      $(1,023)    $ (357)    $1,940
----------------------------------------------------------

The effective income tax provision differs from the amount calculated using the statutory United States Federal income tax rate, principally due to the following:

In thousands       1997              1996                 1995
------------------------------------------------------------------------
                       PERCENTAGE          PERCENTAGE          PERCENTAGE
                       OF                  OF                  OF
                       INCOME              INCOME              INCOME
                       BEFORE              BEFORE              BEFORE
               AMOUNT  TAXES       AMOUNT  TAXES       AMOUNT  TAXES
------------------------------------------------------------------------
Statutory
 United
 States
 Federal      $16,276   35.0%     $10,271   35.0%      $6,147    34.0%
 Income tax
State Income
 taxes, net
 of Federal
 Income tax
 effect         1,183    2.5        1,037    3.5          550     3.0
Amortization
 of goodwill      543    1.2          479    1.6          332     1.8
Effect of
 foreign
 subsidiaries    (253)  (0.6)         (70)  (0.2)          75     0.4
Merger
 expenses        --      --           --     --           949     5.3
Other             824    1.8          290    1.0          (19)   (0.1)
------------------------------------------------------------------------
              $18,573   39.9%     $12,007   40.9%      $8,034    44.4%
------------------------------------------------------------------------

The net deferred tax asset recognized in the consolidated statements of financial position as of December 31, 1997 and 1996 consists of the following:

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

In thousands                           1997      1996
--------------------------------------------------------
Deferred tax assets:
   Net operating loss
     carryforwards                     $1,364    $1,469
   Postretirement benefits              4,214     3,984
   Employee compensation & benefits     9,503     4,144
   Other                                4,557     3,383
--------------------------------------------------------
       Total deferred tax assets       19,638    12,980
--------------------------------------------------------
Deferred tax liabilities:
   Depreciation                        (8,053)   (6,975)
   Prepaid expenses and other          (2,624)   (1,037)
--------------------------------------------------------
  Total deferred tax liabilities      (10,677)   (8,012)
--------------------------------------------------------
       Net deferred tax asset          $8,961    $4,968
--------------------------------------------------------

One of the Company's wholly-owned domestic subsidiaries has available net operating losses which expire as follows:

IN THOUSANDS
----------------------------------------------
2005                                   $3,640
2006                                       31
----------------------------------------------
                                       $3,671
----------------------------------------------

The application of these net operating loss carryforwards against future taxable income is limited under the provisions of Internal Revenue Code Section 382 to $455,000 per taxable period. Management expects that the full amount of these carryforwards will be utilized over the next nine years.

Undistributed earnings of the Company's foreign subsidiaries are considered to be indefinitely reinvested and, accordingly, no provision for United States Federal and state income taxes has been provided thereon. If distribution of those earnings in the form of dividends were to occur, the Company may be subject to both United States income taxes and foreign withholding taxes. Determination of the amount of unrecognized deferred United States income tax liability is not reasonable determinable until such distribution actually occurs because of the variability of factors associated with the tax liability calculation, including reductions associated with any available foreign tax credits.

NOTE 9.  SUPPLEMENTAL CASH FLOW INFORMATION
-------------------------------------------------------

Cash payments for interest and net cash payments for income taxes are as follows:

In thousands                  1997       1996      1995
----------------------------------------------------------
Interest                     $9,248    $6,419    $6,743
Income taxes, net of        $14,948    $9,758    $1,726
  refunds

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES

In 1997,  1996, and 1995, the Company issued 5,646,  10,736 and 16,000 shares of its common stock, respectively, under the 1993 Non-Employee Director's Stock Plan in non-cash transactions. The fair market value of the stock at the time of issuance was approximately $144,000, $192,000 and $192,000 in 1997, 1996 and
1995, respectively, and this amount was amortized to expense over the one-year term of the grants.

See  Note  3,   "Acquisitions   and  Divestiture"  and  Note  13,  "Stock  Based
Compensation  Plans,"  for  additional  supplemental   information  on  non-cash
investing and financing activities.

NOTE 10.  STOCK RELATED INFORMATION
-------------------------------------------------------

PREFERRED STOCK PURCHASE RIGHTS

The Company has distributed one preferred stock purchase right for each outstanding share of common stock. Each right initially entitles the holder to purchase one one-hundredth (1/100) of a share of Junior Participating Preferred Stock at a price of $80 per right. The rights, which do not have voting rights, will become exercisable for common stock of the Company if a person or group, without the Company's prior consent, acquires 15% or more of such common stock or announces a tender offer which would result in such ownership of 15% or more of such common stock.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

In the event the rights become exercisable for common stock, each right will entitle its holder to purchase, at the right's then-current exercise price, common stock of the Company having a value of twice the exercise price of the right. In the event the rights become exercisable for common stock and thereafter the Company is acquired in a merger or other business combination, each right will entitle its holder to purchase, at the right's then-current exercise price, common stock of the acquiring company having a value of twice the exercise price of the right.

The rights expire on April 30, 2007, and may be redeemed by the Company at a price of $0.001 per right at any time before a 15% position has been acquired or a tender offer has been announced.

STOCK OFFERING

On June 27, 1997 and July 8, 1977, the Company sold 2,350,000 and 150,000 shares, respectively, of its common stock at a per share price to the public of $28.875. The total proceeds, net of expenses, were approximately $68,187,000 of which approximately $59,100,000 was used to reduce the amounts outstanding under the Company's credit facilities associated with the acquisition of Kysor, and approximately $9,100,000 was used to redeem outstanding warrants held by a former lender of Schwitzer as described below.

On a supplementary basis, assuming that the total offering and sale of 2,500,000 shares as described above had been completed as of January 1, 1996 and the estimated net proceeds had been used to reduce the Company's indebtedness and redeem the warrants, diluted earnings per share for the years ended December 31, 1997 and 1996 would have been approximately $1.70 and $1.21, respectively.

WARRANTS

The Company issued detachable warrants in 1992 to a former lender of Schwitzer. The warrants gave the holder the right to purchase 480,750 shares, in the aggregate, of the Company's common stock at an exercise price of $8.32 per share, subject to certain conditions. The warrants were redeemed by the Company in June 1997 at the request of the warrant holder.

NOTE 11.  COMMITMENTS AND CONTINGENCIES
-------------------------------------------------------


OPERATING LEASES

The Company leases certain of its buildings, machinery and equipment under operating lease agreements which expire at various dates over the next six years.

The following is a summary of rent expense under all operating leases:

IN THOUSANDS                  1997       1996      1995
----------------------------------------------------------
Minimum rentals              $4,142     $3,248    $3,171
----------------------------------------------------------

Minimum future rental payments under noncancelable operating leases for each of the next five years and in the aggregate are as follows:

IN THOUSANDS
--------------------------------------------------------
1998                                             $3,266
1999                                              2,627
2000                                              2,196
2001                                              1,415
2002                                                220
Subsequent to 2002                                  235
--------------------------------------------------------
Total minimum rental payments                    $9,959
--------------------------------------------------------
--------------------------------------------------------

CAPITAL LEASES

The Company leases various manufacturing, office and warehouse properties and office equipment under capital leases which expire at various dates through 2009. The assets and liabilities under capital leases are recorded at

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over the shorter of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense.

At December 31, 1997 and 1996, property under capital leases included with plant and equipment in the accompanying consolidated balance sheet is as follows:

IN THOUSANDS                        1997       1996
------------------------------------------------------
Building and improvements           $2,360     $2,360
Machinery and equipment                380        391
------------------------------------------------------
                                     2,740      2,751
Less--accumulated
  depreciation                      (1,039)      (964)
------------------------------------------------------
Plant and equipment, net            $1,701     $1,787
------------------------------------------------------

Minimum future lease payments under capital leases as of December 31, 1997 are as follows:

IN THOUSANDS
---------------------------------------------------------
1998                                          $     566
1999                                                474
2000                                                539
2001                                                407
2002                                                357
Subsequent to 2002                                2,294
---------------------------------------------------------
Total minimum lease payments                  $   4,637
Less--amounts representing interest               (2,119)
---------------------------------------------------------
Present value of net minimum lease                2,518
Less--current portion                               (235)
---------------------------------------------------------
Long-term obligations under capital leases    $   2,283
---------------------------------------------------------

Obligations under capital leases are included with debt in the accompanying consolidated balance sheet. Certain capital leases provide for purchase options. Generally, purchase options are at prices representing the expected fair value of the property at the expiration of the lease term.

LEGAL AND ENVIRONMENTAL MATTERS

The Company has accrued for various legal matters and certain investigatory and non-capital environmental remediation costs consistent with the policy set forth in Note 1, "Summary of Significant Accounting Policies." Estimates of these costs have been made and accrued in the financial statements. Based on the information currently available, management does not expect that sums that may have to be paid in connection with these matters will exceed balances already accrued in any material respects and, therefore, management does not expect that the outcome of such matters will have a material effect on the consolidated financial position or results of operations of the Company.

SEVERANCE AND CONTROL AGREEMENT

The Company maintains a severance policy applicable to certain of its executive officers. The severance policy provides that if an executive officer's employment is terminated, the executive's base pay, medical and dental coverage, health and accident insurance, and disability and group life insurance will be continued for a period of up to twenty-four months, subject to certain conditions. The aggregate maximum commitment under the executive severance policy should all four covered employees be terminated is up to approximately $3,100,000.

The Company modified its existing severance policy for its executive officers during 1996 to include change of control agreements ("Control Agreements"). Under the Control Agreements as presently stated, upon a change of control, as defined, each such officer would be entitled to receive, among other things, three times his current annual pay and three times his highest cash bonus in the past three years. Each of the aforementioned would be adjusted for any resulting income or excise tax

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

liabilities to the officer. These Control Agreements are subject to amendment or waiver by the Company's Board of Directors prior to any change of control, as defined. Although the aggregate commitment of the Company pursuant to the Control Agreements cannot be specifically determined until the occurrence of such change of control event, such payments could have a material effect on the consolidated financial position and results of operations of the Company. The Control Agreements are designed to encourage the continuity of management.

NOTE 12.  OTHER, NET
-------------------------------------------------------

Other, net for the years ended December 31, 1997, 1996 and 1995 consisted of the following:

 IN THOUSANDS              1997         1996        1995
 -----------------------------------------------------------
 Non-operating
   post-retirement      $  (1,250)   $(1,065)     $  (815)
   benefits
 Settlement of
   certain liabilities         --         --        1,586
 Foreign currency
   translation
   adjustments, net            94        193           75
 Miscellaneous               (853)    (1,215)        (353)
 -----------------------------------------------------------
                       $  (2,009)    $(2,087)     $   493
 -----------------------------------------------------------

NOTE 13.  STOCK BASED COMPENSATION PLANS
-------------------------------------------------------

STOCK AWARD PLANS

In 1996, the Board of Directors adopted the Long-Term Incentive Plan ("LTIP") in order to better align stockholder and employee interests by encouraging employee stock ownership in the Company and motivating employees with compensation conditioned upon achievement of the Company's financial goals. The LTIP was approved by the shareholders of the Company in April, 1997. Under the terms of the LTIP, awards may be made of incentive and nonqualified stock options, stock appreciation rights and restricted stock to eligible employees. In addition, awards may also be made to eligible employees with a value tied to specific performance goals. The value of these awards may be paid with Company common stock or cash, or a combination of the two. The program specifies that a number of awards equal to two and one-half percent of the outstanding shares of the Company will be available for grant under the various award alternatives on January 1 of each year subject to certain conditions and adjustments.

In August 1996, award levels were approved by the Board of Directors whereby certain key employees would receive a payout after the attainment of price thresholds for Kuhlman common stock of $23 and $27, subject to vesting requirements and other factors. In April and May, 1997, performance award levels were achieved for the attainment of the two share price targets of $23 and $27, respectively. The payout to eligible participants, which consists of two-third stock and one-third cash, is being made in four quarterly installments subject to certain vesting requirements and other factors, commencing on May 1 and June 1, 1997, respectively. The estimated pre-tax expense of such awards is approximately $7,000,000 with approximately $3,600,000 and $3,400,000 to be paid for the $23 and $27 targets, respectively. Recognition of the related compensation expense of such awards is based on the commencement date and the vesting requirements. In 1997, the Company recognized approximately $4,500,000 of expense under the LTIP, of which two-thirds represents a non-cash charge for the issuance of stock under the terms of the program. The expenses are included in operating expenses as part of Corporate expenses. The remaining balance of $2,500,000 will be expensed in the first and second quarter of 1998, in accordance with the associated vesting requirements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

In July, 1997, additional award levels were approved by the Board of Directors whereby certain key employees would receive a payout after the attainment of each of two share price thresholds within two years from the award date, subject to vesting requirements and other factors. The stock price thresholds are $36 and $42 per share, and the pre-tax cost of the awards would be approximately $4,450,000 each. The Company achieved the $36 threshold in October 1997 with payouts and vesting to commencement in the second quarter of 1998.

In 1993, the Board of Directors adopted and the shareholders approved the 1993 Non-Employee Director's Stock Plan ("New Director's Plan"). Pursuant to the New Director's Plan, each non-employee director receives annually a number of shares equal to an aggregate fair market value of $24,000 concurrent with the meeting of the Board of Directors held each year following the Annual Meeting of Stockholders. Approximately 20,000 shares were available for grants as of December 31, 1997.

STOCK APPRECIATION RIGHTS

In addition to the stock appreciation rights that may be issued pursuant to the LTIP noted above, the Company has a 1994 Stock Appreciation Rights Plan (the "SAR Plan"). The SAR Plan provides for discretionary grants to key employees of cash-only stock appreciation rights in shares of the Company's common stock. Each Stock Appreciation Right ("SAR") measures the change in value of a share of the Company's common stock from the date of grant to the date of exercise. All SARs vest and are automatically exercised on the earliest to occur of the fifth anniversary of the grant or other circumstances, including a change in controls as defined in the SAR Plan, of the Company. Unearned compensation, representing changes in the market value of the SAR, has been charged to income in the period incurred. Expenses of approximately $1,152,000 and $546,000 were recognized in 1997 and 1996, respectively, under the Company's SAR plans. As of December 31, 1997, 171,000 SARs with an average basis of $16.87 per SAR had been awarded and were outstanding under the SAR Plan.

STOCK OPTIONS

The Company has various stock option plans for employees and non-employee directors. These plans provide for the granting of options to purchase common shares of the Company. All options under these plans are granted at prices equal to the market value at the date of grant, become exercisable between six and forty-eight months after the date of grant, and may be exercised up to ten years from the grant date. As of December 31, 1997, there were approximately 132,000 and 74,000 options available for grant to employees and non-employee directors, respectively, under the Company's option plans. Of the option grants available to employees, approximately 94,000 could be used for any of the other types of employee awards available under the LTIP.

The following is a summary of options outstanding as of December 31, 1997:

                                 WEIGHTED
                                 AVERAGE       AVERAGE
  EXERCISE          OPTIONS      EXERCISE     REMAINING
    PRICE            (000'S)      PRICE         LIFE
---------------------------------------------------------
$  4.81 - $7.20         156      $   5.72     3.2 yrs.
$  7.20 - $10.80        188          8.86     4.0 yrs.
$  10.80 - $16.20       786         13.84     6.7 yrs.
$  16.20 - $27.88       680         19.96     8.1 yrs.
---------------------------------------------------------
                      1,810
---------------------------------------------------------

STOCK BASED COMPENSATION

Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards under those plans, consistent with the guidelines of SFAS No. 123, the Company's net income

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

and earnings per share would have been reduced to the pro forma amounts listed below:

IN THOUSANDS, EXCEPT PER SHARE        1997        1996
DATA
-----------------------------------------------------------
Net income
  As reported                        $27,929    $17,336
  Pro forma                          $27,295    $17,068
Basic earnings per share
  As reported                          $1.84      $1.29
  Pro forma                            $1.80      $1.27
Diluted earnings per share
  As reported                          $1.75      $1.25
  Pro forma                            $1.71      $1.23

Because the method of accounting required by SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

In accordance with SFAS No. 123, the Company measures compensation cost for disclosure purposes using the Black-Scholes model with the following assumptions: dividend yields ranging from 1.8% to 3.7%; an expected life of 4 to 6 years; expected volatility of approximately 32% and risk-free interest rates ranging from approximately 5.9% to 7.5%.

The following table summarizes the transactions pursuant to the Company's stock option plans for the three-year period ended December 31, 1997:

                1997           1996            1995
-------------------------------------------------------------------
                      WEIGHTED          WEIGHTED          WEIGHTED
                      AVG.              AVG.              AVG.
              SHARES  EXERCISE  SHARES  EXERCISE  SHARE   EXERCISE
              (000'S) PRICE     (000'S) PRICE     (000'S) PRICE
-------------------------------------------------------------------
Outstanding
 at
 beginning     1,521  $12.81    1,572    $12.08   1,549    $12.09
 of year
Granted          449   21.40      310     14.14     382     12.21
Exercised       (160)  12.98     (308)     9.82    (134)     7.70
Forfeited         --    --        (24)    16.16    (219)    14.88
Expired           --    --        (29)    16.90      (6)    12.32
-------------------------------------------------------------------
Outstanding
 at end        1,810  $14.92    1,521    $12.81   1,572    $12.08
 of year
-------------------------------------------------------------------
Exercisable
 at end        1,762  $14.98    1,434    $13.03   1,420    $12.43
 of year
-------------------------------------------------------------------
Weighted
 average
 fair
 value of
 options               $7.42              $3.97             $3.99
 granted
--------------------------------------------------------------------

NOTE 14. BUSINESS AND GEOGRAPHICAL SEGMENT INFORMATION
-------------------------------------------------------

The Company's operations are organized into two business segments which are defined as Electrical Products and Industrial Products. The Electrical Products Segment manufactures and markets distribution, power and instrument transformers primarily for domestic electrical utilities and certain industrial users; and electrical and electronic wire and cable products for consumer, commercial and industrial applications domestically. The Industrial Products Segment designs, produces and markets proprietary engine components, fuel tanks and other products used on light, medium and heavy duty trucks, and construction, agricultural, mining, power generation and marine equipment. Approximately 70% of the Industrial Products Segment's sales, excluding export sales from the United States, are made to domestic customers with the balance sold throughout the world.

Net sales represent shipments to unaffiliated customers. Operating earnings for each segment includes all costs and expenses directly related to the segment before financing charges or corporate allocations. Corporate items principally represent general and administrative costs and costs associated with the Company's Long-Term Incentive Plan. Indentifiable assets are those used in the operations of each business or geographic segment. Corporate assets consist primarily of property, plant and equipment.

The Company's operations by business segment and geographic area for the years ended December 31, 1997, 1996 and 1995, are as follows:

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

FINANCIAL DATA BY BUSINESS SEGMENT

IN THOUSANDS             1997        1996       1995
========================================================
NET SALES(1)
Electrical            $297,087    $268,846    $243,761
Industrial             346,353     187,619     181,623
--------------------------------------------------------
                      $643,440    $456,465    $425,384
========================================================
INCOME BEFORE TAXES AND EXTRAORDINARY ITEM
Electrical            $ 21,165    $ 20,103    $ 13,639
Industrial              46,636      22,386      19,541
--------------------------------------------------------
 Operating earnings(2)  67,801      42,489      33,180

Corporate expenses(3)  (12,662)     (6,165)     (4,156)
Interest expense, net   (8,637)     (6,981)     (7,066)
Merger expenses            --          --       (4,510)
Unallocated                --          --          630
--------------------------------------------------------
                      $ 46,502    $ 29,343    $ 18,078
========================================================
IDENTIFIABLE ASSETS
Electrical            $181,214    $182,468    $127,760
Industrial             270,493      91,353      84,145
Corporate/unallocated    9,611       3,595       2,997
                      $461,318    $277,416    $214,902
========================================================
CAPITAL EXPENDITURES
Electrical            $  5,564    $  5,134    $  4,287
Industrial              12,142       5,615       9,183
Corporate/unallocated    2,260         231       1,730
--------------------------------------------------------
                      $ 19,966    $ 10,980    $ 15,200
========================================================
DEPRECIATION AND AMORTIZATION
Electrical            $  7,530    $  6,643    $  5,667
Industrial              11,963       5,633       5,606
Corporate/unallocated      423         194          47
--------------------------------------------------------
                      $ 19,916    $ 12,470    $ 11,320
========================================================


FINANCIAL DATA BY GEOGRAPHIC SEGMENT

IN THOUSANDS             1997        1996       1995
========================================================
NET SALES(1)
United States         $562,546    $397,393    $363,050
Europe                  70,384      50,757      50,632
Other                   10,510       8,315      11,702
--------------------------------------------------------
                      $643,440    $456,465    $425,384
========================================================
INCOME BEFORE TAXES AND EXTRAORDINARY ITEM
United States         $ 60,162    $ 39,077    $ 28,256
Europe                   6,703       3,045       4,601
Other                      936         367         323
--------------------------------------------------------
 Operating              67,801      42,489      33,180
earnings(2)

Corporate expenses(3)  (12,662)     (6,165)     (4,156)
Interest expense, net   (8,637)     (6,981)     (7,066)
Merger expenses            --          --       (4,510)
Unallocated                --          --          630
--------------------------------------------------------
                      $ 46,502    $ 29,343    $ 18,078
========================================================
IDENTIFIABLE ASSETS
United States         $406,602    $236,441    $178,702
Europe                  43,038      30,544      26,308
Other                    2,067       6,836       6,895
Corporate                9,611       3,595       2,997
--------------------------------------------------------
                      $461,318    $277,416    $214,902
========================================================

(1) IN 1977, 1996 AND 1995, SALES TO A LONG-TIME CUSTOMER OF THE COMPANY'S INDUSTRIAL PRODUCTS SEGMENT REPRESENTED 8%, 9% AND 10%, RESPECTIVELY, OF THE COMPANY'S NET SALES. NO OTHER CUSTOMER REPRESENTS MORE THAN 7% OF THE COMPANY'S NET SALES.

(2) OPERATING EARNINGS IS DEFINED AS OPERATING PROFIT PLUS OTHER, NET DIRECTLY ATTRIBUTABLE TO EACH SEGMENT.

(3) SEE NOTE 13, "STOCK BASED COMPENSATION PLANS" FOR ADDITIONAL INFORMATION ON CORPORATE EXPENSES.

NOTE 15.  FINANCIAL INSTRUMENTS
-------------------------------------------------------

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Company has limited involvement with derivative financial instruments and does not use them for speculation or trading purposes. The Company hedges the effects of fluctuations in commodity prices, principally copper, through either commodity futures contracts or forward purchase commitments. In addition, the Company hedges currency fluctuations for certain international transactions through various mechanisms, including futures contracts, and hedges interest rates through interest rate swap agreements.

At  December  31,  1997 and 1996,  the  Company  had  $2,315,000  and  $750,000,
respectively, of currency hedging futures contracts outstanding for certain foreign currencies. The maturities on the hedging contracts do not exceed four months.

As of December 31, 1997, the Company had entered into two interest rate swap agreements to reduce the risk of movements in interest rates on a portion of its variable rate debt. The terms of the agreements, which have a combined notional principal amount of $60,000,000, allow the Company to receive or make payments on the difference between the stated LIBOR rate and current market rates. The LIBOR rates are fixed at a weighted average rate of approximately 5.7%. The agreements commenced on October 30, 1997 and mature on various dates, the latest of which is

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      KUHLMAN CORPORATION AND SUBSIDIARIES

January 1, 1999, subject to one-year renewal options.

At December 31, 1997 and 1996 there were no significant futures hedging contracts for commodities outstanding. At December 31, 1997 and 1996, the Company had approximately $10,100,000 and $3,500,000, respectively, of forward purchase commitments, principally for copper, at approximately fair market value. The purchase commitments generally extend up to six months.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The book values of cash and cash equivalents, trade receivables and trade payables are considered to be representative of their respective fair values because of the immediate or short-term maturity of these financial instruments. The fair value of the Company's debt instruments approximated the book value because a substantial portion of the underlying instruments are variable rate notes which re-price frequently.

The fair value of the Company's futures contracts are estimated based on current settlement values. The fair value of the interest rate swaps are based on valuations from financial institutions. The fair value of the futures contracts and swap agreements approximate the unrealized gain or loss on these instruments. Realized gains or losses during 1997 and unrealized gains or losses at December 31, 1997 on the commodity and currency futures contracts and interest rate swaps were minimal.

CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade accounts receivable. While the Company does have a concentration of accounts receivable with customers in the commercial transportation industry, management believes that the risk of collectibility is limited due to their individual financial strength and dispersion across many different geographies, and because of the large number of entities comprising the Company's customer base.

NOTE 16.  QUARTERLY FINANCIAL DATA (UNAUDITED)
-------------------------------------------------------

The Company's quarterly results are summarized below for the years ended December 31, 1997 and 1996.

                                      1997
IN THOUSANDS,                        QUARTER
EXCEPT                 -------------------------------------
PER SHARE DATA     FIRST     SECOND    THIRD     FOURTH    TOTAL
-----------------------------------------------------------------
Net sales        $134,148  $170,221  $164,364  $174,707  $643,440
Gross profit       29,742    38,514    39,134    40,830   148,220
Operating
  profit           11,251    14,228    15,241    16,428    57,148
Net income          5,282     6,409     7,673     8,565    27,929
Earnings per
  share:
  Net income--
   basic              0.38     0.46      0.47      0.53      1.84
  Net income--
   diluted            0.36     0.43      0.45      0.51      1.75


                                      1996
IN THOUSANDS,                        QUARTER
EXCEPT                 --------------------------------------
PER SHARE DATA     FIRST     SECOND    THIRD     FOURTH     TOTAL
------------------------------------------------------------------
Net sales         $103,457  $112,200  $119,198  $121,610  $456,465
Gross profit        21,464    23,724    27,264    28,483   100,935
Operating
  profit             7,742     8,502    11,241    10,926    38,411
Net income           3,418     3,732     5,129     5,057    17,336
Earnings per
  share:
  Net income--
   basic              0.26      0.28      0.38      0.37      1.29
  Net income--
   diluted            0.25      0.27      0.37      0.36      1.25